Exhibit 10.30

EXECUTION VERSION

TERM NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS

THIS NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS (this “Agreement”), dated as December 4, 2014, is made by each of the signatories hereto (each, a “Grantor”) in favor of BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent and collateral agent for the banks and other financial institutions (the “Lenders”) that are parties to the Credit Agreement (in such capacities, respectively, the “Administrative Agent” and the “Collateral Agent”), dated as of April 12, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among HD SUPPLY, INC., a Delaware corporation (the “Borrower”), Bank of America, as administrative agent and collateral agent, and the other parties thereto.

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, the Borrower and certain Subsidiaries of the Borrower executed and delivered a Collateral Agreement, dated as of April 12, 2012, in favor of Bank of America (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Collateral Agreement”);

WHEREAS, pursuant to the Collateral Agreement, each Grantor granted to the Collateral Agent a security interest in its Intellectual Property, including Trademarks; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Borrower on the terms and subject to the conditions of the Credit Agreement, each Grantor agrees, for the benefit of the Collateral Agent, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context other-wise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Collateral Agreement.

SECTION 2. Confirmation of Security Interest. Each Grantor hereby confirms that pursuant to the Collateral Agreement, subject to existing licenses to use the Trademarks granted by such Grantor in the ordinary course of its business, it granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Trademarks of such Grantor (including, without limitation, those items listed on Schedule A hereto under such Grantor’s name) and to the extent not otherwise included, all Proceeds and products of any and all of the Trademarks, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except that no security interest is or will be granted pursuant thereto in any right, title or interest of such Grantor under or in any Trademark Licenses with Persons other than the Borrower, a Restricted Subsidiary or an Affiliate thereof for so long as, and to the extent that, the granting of such a security interest pursuant thereto would result in a breach, default or termination of such Trademark Licenses.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantors for the purpose of recording the security interest granted pursuant to the Collateral Agreement with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions of the Collateral Agreement. The Collateral Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Trademarks are fully set forth in the Credit Agreement and the Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

[SIGNATURE PAGE—TERM NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS]

BANK OF AMERICA, N.A.,
in its capacity as Collateral Agent

By:	/s/ Mark Kushemba
Name: Mark Kushemba
Title: Managing Director

[SIGNATURE PAGE—TERM NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS]

Schedule A

Trademarks

HD Supply Facilities Maintenance, Ltd.

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
MAINTENANCE WAREHOUSE	Registered	RN: 4,610,425	9/23/2014
MAINTENANCE WAREHOUSE	Registered	RN: 4,375,851	7/30/2013
MAINTENANCE WAREHOUSE & Design	Registered	RN: 4,376,494	7/30/2013
MAINTENANCE WAREHOUSE & Design	Registered	RN: 4,606,259	9/16/2014

HDS IP Holding, LLC

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
ASPEN & Design	Registered	RN: 4,461,343	1/7/2014
CREATIVE TOUCH INTERIORS	Registered	RN: 4,406,141	9/24/2013
VISTRA & Design	Registered	RN: 4,392,346	8/27/2013
HD SUPPLY HARDWARE SOLUTIONS(1)	Registered	RN: 114-257	3/4/2014
AQUAGUARD 5 STEP POOL CARE SYSTEM & Design	Registered	RN: 4,535,768	05/27/2014
BRIGHTON MANOR	Registered	RN: 4,129,736	4/17/2012
BRIGHTON MANOR & Design	Registered	RN: 4,535,779	5/27/2014
GREENBLOGIC	Registered	RN: 4,155,442	6/5/2012
GRIDADVANCE	Registered	RN: 4,538,054	5/27/2014
MAINTENANCE WAREHOUSE	Pending ITU	SN: 86/303,044	6/6/2014
MAINTENANCE WAREHOUSE	Pending	SN: 86/424,236	10/15/2014
PROUDLY DRIVEN BY A VETERAN	Pending	SN: 86/320,061	6/25/2014
RELIA+	Pending ITU	SN: 86/436,537	10/28/2014
RELIA+	Pending ITU	SN: 86/436,545	10/28/2014
RELIA+	Pending ITU	SN: 86/436,549	10/28/2014

(1)  This trademark is registered in the State of Alabama.

A - 1

RELIACARE	Registered	RN: 4,492,443	3/4/2014
SEASONS	Pending ITU	SN: 86/373,220	8/21/2014
SEASONS	Pending ITU	SN: 86/373,226	8/21/2014
SEASONS	Pending ITU	SN: 86/435,093	10/27/2014
SEASONS	Pending ITU	SN: 86/435,138	10/27/2014
SPEEDBUILD	Allowed	SN: 86/160,304	1/8/2014
SPEEDBUILD	Allowed	SN: 86/160,701	1/8/2014
TRUESTOCK	Pending ITU	SN: 86/373,181	8/21/2014
TRUESTOCK	Pending ITU	SN: 86/373,202	8/21/2014
TRU PERSPECTIVE	Pending ITU	SN: 86/309,319	6/13/2014
WE BUILD YOUR CITY AND KEEP IT RUNNING	Registered	RN: 4,374,791	7/30/2013